For the semi-annual period ended March 31, 2001.
File number:  811-07343
The Prudential Investment Portfolios, Inc.

Prudential Jennison Equity Opportunity Fund
(formerly Prudential Jennison Growth & Income Fund) a series of The Prudential Investment Portfolios, Inc.


Supplement Dated December 8, 2000
Prospectus Dated December 8, 2000


	On October 25, 2000, the Board of Directors of The Prudential Investment Portfolios, Inc. approved the proposal summarized below. The proposal will be submitted for approval by shareholders of the Prudential Jennison Equity Opportunity Fund (the Fund) at an Annual Meeting of Shareholders scheduled to be held on January 17, 2001.

	The following information supplements information contained in the Prospectus of the Fund on pages 1 and 6:

	Risk/Return Summary - Investment Objective and Principal
Strategies - Page 1

	How the Fund Invests -  Investment Objective and Policies -
Page 6

	The Funds current investment objective is long-term growth of capital and income with current income as secondary objective. If approved by shareholders, the Funds investment objective will be changed to long-term growth of capital.
















For the semi-annual period ended March 31, 2001.
File number:  811-07343
The Prudential Investment Portfolios, Inc.

Prudential Jennison Equity Opportunity Fund
(formerly Prudential Jennison Growth & Income Fund) a series of The Prudential Investment Portfolios, Inc.


Supplement Dated February 23, 2001
Prospectus Dated December 8, 2000



	The following information supplements information contained in the Prospectus of the Fund on pages 1 and 6:

	Risk/Return Summary - Investment Objective and Principal
Strategies - Page 1

	How the Fund Invests -  Investment Objective and Policies -
Page 6

	The Funds current investment objective is long-term growth of capital. The investment adviser will purchase fewer income-producing securities than it has in the past and, depending on market conditions, may invest a greater percentage of the Funds assets in securities of mid-cap or large-cap companies with good earnings growth prospects and attractive valuation levels.










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